Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement on Form S-8 (No. 33-49743) pertaining to the 1993 Key Employee Stock Incentive Plan,
2.Registration Statements on Form S-8 (No. 333-30043 and No. 333-40502) pertaining to the 1993 Employee Stock Incentive Plan,
3.Registration Statement on Form S-8 (No. 333-92224) pertaining to the 2002 Stock Incentive Plan,
4.Registration Statement on Form S-8 (No. 333-116993) pertaining to the Amended and Restated 2002 Stock Incentive Plan,
5.Registration Statement on Form S-8 (No. 333-06871) pertaining to the Director Deferred Stock Ownership Plan,
6.Registration Statement on Form S-8 (No. 33-50856) pertaining to the Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, the Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, the Standard & Poor's Savings Incentive Plan for Represented Employees, the Standard & Poor's Employee Retirement Account Plan for Represented Employees, the Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries,
7.Registration Statement on Form S-8 (No. 333-126465) pertaining to the Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, the Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, the Standard & Poor's Savings Incentive Plan for Represented Employees, and the Standard & Poor's Employee Retirement Account Plan for Represented Employees,
8.Registration Statement on Form S-8 (No. 333-157570) pertaining to the 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries,
9.Registration Statement on Form S-8 (No. 333-167885) pertaining to the Amended and Restated 2002 Stock Incentive Plan,
10.Registration Statement on Form S-8 (No. 333-231476) pertaining to the S&P Global Inc. 2019 Stock Incentive Plan S&P Global Inc. Amended and Restated Director Deferred Stock Ownership Plan; and
11.Registration Statement on Form S-4 (No. 333-251999) and the related Prospectus of S&P Global Inc.
12.Registration Statement on Form S-8 POS (No. 333-251999) pertaining to IHS Markit Ltd. 2014 Equity Incentive Award Plan and IHS Markit Ltd. 2004 Long-Term Incentive Plan
13.Registration Statement on Form S-4 (No. 333-269236) and the related Prospectus of S&P Global Inc.
14.Registration Statement on Form S-4 (No. 333-269237) and the related Prospectus of S&P Global Inc.
15.Registration Statement on Form S-4 (No. 333-280788) and the related Prospectus of S&P Global Inc.

of our reports dated February 10, 2026, with respect to the consolidated financial statements of S&P Global Inc. and the effectiveness of internal control over financial reporting of S&P Global Inc. included in this Annual Report (Form 10-K) of S&P Global Inc. for the year ended December 31, 2025.

/s/ ERNST & YOUNG LLP

New York, New York

February 10, 2026